UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA 98226 (Address of principal executive offices and Zip Code)
(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2023, Jeff Whiteside notified eXp World Holdings, Inc. (the “Company”) that he will be resigning as Chief Financial Officer and Chief Collaboration Officer of the Company, effective as of December 1, 2023 (the “Effective Date”). Mr. Whiteside is resigning in order to pursue other opportunities and not as a result of any disagreement with the Company on any matters.

The Board of Directors of the Company intends to conduct a search of potential internal and external candidates to replace Mr. Whiteside. Mr. Whiteside will remain Chief Financial Officer of the Company until the Effective Date. If Mr. Whiteside’s successor is not yet appointed as of the Effective Date, the  Board of Directors of the Company has appointed Jian “Kent” Cheng, the Company’s Chief Accounting Officer, to assume the additional role of principal financial officer, effective as of the Effective Date, to serve until such time that Mr. Whiteside’s permanent successor is appointed.

Mr. Cheng’s biographical information is set forth in the section entitled, “Executive Officers – Business Experience of our Executive Officers – Kent Cheng” of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2023, and such information is incorporated herein by reference.

There are no material compensatory arrangements between the Company and Mr. Cheng with respect to his role as interim principal financial officer. There are no arrangements or understandings between Mr. Cheng and any other person in connection with his appointment. There is no family relationship between Mr. Cheng and any director or executive officer of the Company, and Mr. Cheng is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 2, 2023, a putative class action complaint under the caption Batton et. al. v. Compass, Inc. et. al. (the “Class Action”) was filed in the United States District Court for the Northern District of Illinois, Eastern Division, naming certain unaffiliated real estate brokerages, including the Company, as defendants. The Class Action alleges that defendants participated in a system that resulted in sellers of residential property paying inflated buyer broker commissions in violation of federal antitrust law. The plaintiffs seek a permanent injunction under federal antitrust laws enjoining the defendants from requiring home sellers to pay buyer-agent commissions without negotiations or from otherwise restricting competition among brokers and an award of declaratory relief and damages or restitution under the laws of various states on behalf of certain home buyers in those states, as well as attorneys’ fees and costs of suit. Plaintiffs allege joint and several liability and seek treble or other multiple damages. The Company believes that additional antitrust litigation may be possible. The Company cannot provide any assurances that results of such litigation will not have a material adverse effect on its business, results of operations or financial condition.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: November 9, 2023	/s/ James Bramble
James Bramble
General Counsel